Exhibit 23.1

Consent of Independent Auditors

The Board of Directors

Star Gas Partners, L.P.:

We consent to incorporation by reference in this registration statement on Form S-4 of Star Gas Partners, L.P. and Star Gas Finance Company of our report dated December 4, 2003, relating to the consolidated balance sheets of Star Gas Partners, L.P. and subsidiaries as of September 30, 2002 and 2003, and the related consolidated statements of operations, comprehensive income (loss), partners’ capital, and cash flows for each of the years in the three-year period ended September 30, 2003, and the related financial statement schedule, which report appears in the September 30, 2003 annual report on Form 10-K of Star Gas Partners, L.P. and Star Gas Finance Company. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142.

Additionally, we consent to the incorporation by reference in this registration statement on Form S-4 of Star Gas Partners, L.P. and Star Gas Finance Company of our report dated December 4, 2003, with respect to the balance sheets of Star Gas LLC as of September 30, 2002 and 2003, which report appears in the Form 8-K of Star Gas Partners, L.P. dated January 7, 2004.

We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Stamford, Connecticut

March 12, 2004

Exhibit 23.1

Consent of Independent Auditors

The Board of Directors

Star Gas Partners, L.P.:

We consent to the incorporation by reference in this registration statement on Form S-4 of Star Gas Partners, L.P. and Star Gas Finance Company of our report dated August 27, 2001, with respect to the consolidated balance sheets of Meenan Oil Co., L.P. and Subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of income and partners’ equity (deficit), comprehensive income and cash flows for each of the years in the three-year period ended June 30, 2001, which report appears in the Form 8-K of Star Gas Partners, L.P. dated March 17, 2003.

We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Melville, New York

March 12, 2004